UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

TECHPRECISION CORPORATION

(Name of Registrant as Specified in Its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN

WYNNEFIELD CAPITAL MANAGEMENT, LLC

WYNNEFIELD CAPITAL, INC.

NELSON OBUS

JOSHUA H. LANDES

ROBERT D. STRAUS

GENERAL VICTOR E. RENUART JR. (RETIRED)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Wynnefield Partners Small Cap Value, L.P. I and its affiliates (“Wynnefield”), and Robert D. Straus (together, with Wynnefield, the “Group”) have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the Group’s director nominees for election to the Board of Directors (the “Board”) of TechPrecision Corporation (the “Company”) at the Company’s upcoming 2024 Annual Meeting of Stockholders scheduled to be held on December 19, 2024.

On December 12, 2024, Wynnefield announced that Institutional Shareholder Services Inc. (“ISS”) changed its initial recommendation report on Andrew Levy from WITHHOLD to FOR. As such, ISS recommended a WITHHOLD vote on 3 of 6 of the Company’s directors. ISS continued to recommend FOR General (Ret.) Gene Renuart and Robert Straus and WITHHOLD on incumbent nominees Crisafulli, McGowan and Schenker on the BLUE proxy card.